Exhibit 99.1

CLEARDAYTM “COMPANION” ROBOTICS IMPACTS A MEGA-WAVE OF

AGING IN THE RIGHT PLACE

San Antonio, Texas October 25, 2022

Clearday, Inc. (OTCQX: CLRD) is pleased to announce the next step of its domestic and international robotic sales and services with the addition of sales professionals in California, Arizona, Florida and Texas. Each of these states has a large number of Americans over 65. Clearday Robotics provides the Mitra robot with proprietary applications dedicated to enhancing care and empowering the care givers. Clearday believes that its U.S. robotic services target market is at least 22 million people, which is the number of Americans diagnosed with cognitive disorders. Mitra’s features are built to help elevate the care for those challenged with cognitive disorders and make staying at home or “aging in place” safer and more engaging and affordable.

Clearday Robotic Services are delivered through the Mitra “the Trusted Companion” robot that combines advanced robotic engineering by our joint venture participant Invento Robotic Inc with the proven proprietary applications and digital services developed by Clearday that leverage the knowledge of our professionals with decades of experience and use our production studio located in San Antonio, Texas.

Key features of Mitra – the Companion Robot:

-Artificial Intelligence

-Open-Source Software

-Autonomous Navigation

-Purpose Built for Care

-Safety and Fall Detection and Notifications

-24/7 Fleet Management, including care professionals

-Included access to Clearday’s proprietary digital services

Specialty Services That Are Also Available

-Master Level Cognitive Care

-Telehealth Support

-Distinctive Physical Therapy

-Daily Digital Care Map

Clearday will initially focus on (1) businesses including facilities and (2) the residential consumer markets.

We believe the business market includes:

●	approximately 25,560 U.S. residential care communities where Clearday robotic services can help maximize the effectiveness and efficiencies of their employees;

●	approximately 11,200 home health agencies where Clearday robotic services can support virtual care opportunities and provide additional therapies, including remote therapy monitoring; and

●	more than 29,000 home care businesses where Clearday robotic services can elevate the safety, engagement and efficiency of the care givers.

Clearday will also pursue the sale of its robotic services in the large residential or consumer market. “Last year, there were more than 600 million at-home care visits and Mitra is designed and is able to make every one of those better,” said James Walesa, Founder and CEO of Clearday. He added, “Its simple, Mitra allows older Americans to age in place at their home longer with less care giver time and improve their day with proprietary cognitive digital service so Americans can save thousands of dollars. Our unique services allow a care giver to provide better care and an ability to rest.”

People can go to www.myclearday.com/robotics for additional information and to reserve a Mitra.

About Clearday™

Clearday™ is an innovative non-acute longevity healthcare services company with a modern, hopeful vision for making high-quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has a decade-long experience in non-acute care through its subsidiary Memory Care America, which operates highly rated residential memory care communities in four U.S. states. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content.

Learn more about Clearday at www.myclearday.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These forward-looking statements should not be relied upon as representing Clearday’s views as of any date subsequent to the date hereof. This release includes information from third sources from published reports providing such information and we have assumed the accuracy of such reports without independent investigation or inquiry. This communication is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company.

Media Inquiries

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Ginny Connolly

Info@myclearday.com

210-451-0839